Exhibit 10.3

INSITUFORM TECHNOLOGIES, INC.
___________________________________
Second Amendment
Dated as of March 30, 2000
to
NOTE PURCHASE AGREEMENTS
Dated as of February 14, 1997
___________________________________
Re:  $110,000,000 7.88% Senior Notes, Series A,
Due February 14, 2007




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SECOND AMENDMENT TO NOTE PURCHASE AGREEMENTS
THIS SECOND AMENDMENT dated as of March 30, 2000 (the or this
"Second Amendment") to the separate and several Note Purchase Agreements, each dated as of February 14, 1997, is between
INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the
"Company"), and each of the institutions which is a signatory to this Second Amendment (collectively, the "Noteholders").
RECITALS:
	A.	The Company and each of the Noteholders have heretofore
entered into separate and several Note Purchase Agreements, each dated as of February 14, 1997, as amended by the First Amendment dated as of August 20, 1997 (collectively, the "Note
Agreements"), pursuant to which the Company has heretofore issued its 7.88% Senior Notes, Series A, due February 14, 2007, in the aggregate principal amount of $110,000,000 (the "Notes"). The Noteholders are the holders of more than 66-2/3% of the outstanding principal amount of the Notes.
	B.	The Company proposes to enter into that certain
Multicurrency Credit Agreement dated as of March 30, 2000 (the
"Loan Agreement"), by and among the Company, each Subsidiary (as defined therein) of the Company from time to time designated by the Company as a borrower thereunder, each lender from time to time a party thereto (the "Banks") and Bank of America, N.A., as Administrative Agent and as Issuing Lender, pursuant to which the
Banks will refinance the Company's existing loan agreement with
Bank of America, N.A. and in connection therewith increase the aggregate principal amount in revolving credit facilities available to the Company from $20,000,000 to $50,000,000.
	C.	The Obligations of the Company under the Loan Agreement
will be guaranteed by certain Subsidiaries of the Company.
	D.	The Company has increased its equity interest in
Insituform Linings Plc ("ILP") to 75% of the outstanding
ownership interests of ILP and withdrawn from Midsouth Partners.
	E.	The Company and the Noteholders now desire to amend the
Note Agreements in the respects, but only in the respects, hereinafter set forth in order to reflect certain agreements

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between the Company and the Noteholders arising in connection with the consummation of the Loan Agreement and to include ILP as a "Subsidiary" as defined in the Note Agreements.
	F.	Capitalized terms used herein shall have the respective
meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.
	G.	All requirements of law have been fully complied with
and all other acts and things necessary to make this Second
Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or
performed.
NOW, THEREFORE, upon the full and complete satisfaction of
the conditions precedent to the effectiveness of this Second
Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
SECTION 1.	AMENDMENTS.
	Section 1.1.	Section 7.4 of the Note Agreements shall be and is
hereby deleted in its entirety.
	Section 1.2.	The preamble of Section 10.7(a) of the Note
Agreements, and clause (i) of said section, shall be and is
hereby amended in its entirety to read as follows:
Section 10.7.	Mergers, Consolidations and Sales of
Assets.   (a) The Company will not, and will not permit any
Subsidiary to, consolidate with or be a party to a merger
with any other Person, or sell, lease or otherwise dispose
of all or substantially all of its assets (other than in a
transaction not prohibited by Section 10.7 (b) hereof);
provided that:
	(i)	any Subsidiary may merge or consolidate with
or into the Company or any other Person so long as in
(1) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (2) any merger or consolidation

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involving any other Person, a Wholly-owned Subsidiary
shall be the surviving or continuing corporation; and
	Section 1.3.	Clause (z) contained in Section 10.7(b) of the Note
Agreements shall be and is hereby amended in its entirety to read as follows:
	(z) provided further that in no event will the Company or
any of its Subsidiaries transfer title to any patent to
Insituform Linings Plc.
	Section 1.4.	The definition of "Loan Agreement" appearing in
Exhibit B of the Note Agreements shall be and is hereby amended in its entirety to read as follows:
"Loan Agreement" means that certain Multicurrency
Credit Agreement dated as of March 30, 2000, by and among
the Company, each Subsidiary (as defined therein) of the
Company from time to time designated by the Company as a
borrower thereunder, each lender from time to time a party
thereto, and Bank of America, N.A., as Administrative Agent
and as Issuing Lender, providing for up to $50,000,000
aggregate principal amount in revolving credit facilities,
and any amendment, renewal, replacement, refunding or
refinancing thereof on terms no less favorable to the
Company in any material respect and without increase in the
aggregate principal amount of credit available thereunder.
	Section 1.5.	The definition of "Subsidiary" appearing in Exhibit
B of the Note Agreements shall be and is hereby amended in its entirety to read as follows:
"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such

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Person and one or more of its Subsidiaries (unless such
partnership can and does ordinarily take major business
actions without the prior approval of such Person or one or
more of its Subsidiaries), provided, however, that for all
purposes of this Agreement, the term "Subsidiary" shall not
include dormant Persons otherwise constituting
"Subsidiaries" pursuant to the terms hereof which, taken as
a group, (1) own less than 1.0% of Consolidated Total Assets and (2) contribute less than 1.0% of Consolidated Net
Earnings in any fiscal year.  Unless the context otherwise
clearly requires, any reference to a "Subsidiary" is a
reference to a Subsidiary of the Company.
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
	Section 2.1.	To induce the Noteholders to execute and deliver
this Second Amendment, the Company represents and warrants (which representations shall survive the execution and delivery of this
Second Amendment) to the Noteholders that:
	(a)	this Second Amendment has been duly authorized,
executed and delivered by it and this Second Amendment
constitutes the legal, valid and binding obligation,
contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be
limited by bankruptcy, insolvency, reorganization,
moratorium or similar laws or equitable principles relating
to or limiting creditors' rights generally;
	(b)	the Note Agreements, as amended by this Second
Amendment, constitute the legal, valid and binding
obligations, contracts and agreements of the Company
enforceable against it in accordance with their respective
terms, except as enforcement may be limited by bankruptcy,
insolvency, reorganization, moratorium or similar laws or
equitable principles relating to or limiting creditors'
rights generally;
	(c)	the execution, delivery and performance by the
Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if

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required, shareholder action, (ii) does not require the
consent or approval of any governmental or regulatory body
or agency, and (iii) will not (A) violate (1) any provision
of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a
party or by which its properties or assets are or may be
bound, including, without limitation, the Loan Agreement, or
(B) result in a breach or constitute (alone or with due
notice or lapse of time or both) a default under any
indenture, agreement or other instrument referred to in
clause (iii)(A)(3) of this Section 2.1(c), other than any violation, breach or default which individually or in the aggregate could not reasonably be expected to have a
Material Adverse Effect;
	(d)	as of the date hereof and after giving effect to
this Second Amendment, no Default or Event of Default has occurred which is continuing;
	(e)	all the representations and warranties contained
in Section 5 of the Loan Agreement are true and correct in
all material respects and are incorporated herein by
reference (including schedules referred to therein and the related definitions contained or referenced in Section 1 thereof) with the same force and effect as if made by the Company directly to the Noteholders on and as of the date hereof, except that all references to (i) any "Loan
Document" shall be references to the Second Amendment,
(ii) the "Lenders" shall be references to the Noteholders,
(iii) any "Default" or "Event of Default" shall be
references to a Default or Event of Default under the Note Agreements, and (iv) a "Material Adverse Effect" shall be references to a Material Adverse Effect under the Note Agreements; and
	(f)	the Company and the Subsidiaries of the Company
identified as Guarantors on Schedule 4.01(b) to the Loan Agreement are the successors in interest to Insituform Southwest, Inc. and the Subsidiaries of the Company

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identified as Guarantors on Schedule I to the Guaranty
Agreement dated as of August 20, 1997 by such Subsidiaries
to the Noteholders.
SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.
	Section 3.1.	This Second Amendment shall not become effective
until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
	(a)	executed counterparts of this Second Amendment,
duly executed by the Company and the holders of at least 66-
2/3% of the outstanding principal of the Notes, shall have
been delivered to the Noteholders;
	(b)	executed counterparts of the Amended and Restated
Intercreditor Agreement dated as of March 30, 2000, among
the Noteholders, the Banks, the Company and each Subsidiary
delivering a guaranty to the Banks in respect of the Loan
Agreement, duly executed by the parties thereto, shall have
been delivered to the Noteholders;
	(c)	copies of the final executed form of the Loan
Agreement between the Company and the Banks shall have been
delivered to the Noteholders together with copies of each of the Guaranties delivered by the Subsidiaries in connection
therewith, which Loan Agreement and Guaranties shall be in
form and substance satisfactory to the Noteholders; and
	(d)	the representations and warranties of the Company
set forth in Section 2 hereof are true and correct on and with respect to the date hereof and a certificate of a Responsible Officer certifying the same shall have been delivered to the Noteholders.
Upon receipt of all of the foregoing, this Second Amendment shall become effective as of the date hereof, except that, for purposes of the reporting requirements under Section 7.1(a) and (b) and
7.4 of the Note Agreements, and compliance with the covenants under Sections 9 and 10 thereof, Sections 1.1 and 1.5 hereof shall have effect in respect of fiscal periods from January 1,

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2000.  Delivery of this Second Amendment to the Company, duly executed by the holders of at least 66-2/3% of the outstanding principal amount of the Notes, shall acknowledge satisfaction of the foregoing conditions.
SECTION 4.	PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.
	Section 4.1.	The Company agrees to pay upon demand, the
reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.
SECTION 5.	MISCELLANEOUS.
	Section 5.1.	This Second Amendment shall be construed in
connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Second
Amendment, all terms, conditions and covenants contained in the
Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.
	Section 5.2. 	Any and all notices, requests, certificates and
other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note
Agreements without making specific reference to this Second
Amendment but nevertheless all such references shall include this
Second Amendment unless the context otherwise requires.
	Section 5.3.	The descriptive headings of the various Sections or
parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
	Section 5.4.	This Second Amendment shall be governed by and
construed in accordance with Illinois law.

[INTENTIONALLY BLANK]

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Section 5.5.	The execution hereof by you shall constitute a
contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
INSITUFORM TECHNOLOGIES, INC.


By s/Joseph A. White
	----------------------------
	Its Vice President-Chief
	   Financial Officer


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Accepted and agreed to as of the date first written above:

THE NORTHWESTERN MUTUAL LIFE	   	LIBERTY LIFE INSURANCE
  INSURANCE COMPANY				          COMPANY (formally known
                         							  As Pierce National Life
                         							  Insurance Company)

By s/Richard A. Strait			        By s/Patrick M. Dodd
  ---------------------------		  -------------------------


ALLSTATE LIFE INSURANCE COMPANY	  THE SECURITY MUTUAL LIFE
                          							  INSURANCE COMPANY OF
                           						  LINCOLN, NEBRASKA


By s/                 			        By s/Kevin W. Hammond
  ---------------------------		  -------------------------
                        							  Kevin W. Hammond
  Authorized Signatories    			  Vice President
                        							  Chief Investment Officer

By s/
  ---------------------------

  Authorized Signatories

NORTHERN LIFE INSURANCE COMPANY	   CONNECTICUT GENERAL LIFE
                          							   INSURANCE COMPANY


By s/James V. Wittich			          ACE PROPERTY AND CASUALTY
  ---------------------------		   INSURANCE COMPANY (for-
  James V. Wittich				            mally known as CIGNA
  Assistant Treasurer			          Property and Casualty
                        							   Insurance Company)

RELIASTAR LIFE INSURANCE COMPANY 	CONNECTICUT GENERAL LIFE
  Successor by merger to			       INSURANCE COMPANY, on
  RELIASTAR UNITED SERVICES LIFE	  behalf of one or more
   INSURANCE COMPANY			            separate accounts


By s/James V. Wittich			          LIFE INSURANCE COMPANY OF
  ---------------------------		   NORTH AMERICA
  James V. Wittich
  Authorized Representative		     By: CIGNA Investments, Inc.

RELIASTAR LIFE INSURANCE COMPANY
  OF NEW YORK (formally known as	 By s/Stephen A. Osborn
  ReliaStar Bankers Security		    ---------------------------
  Life Insurance Company)     		  Stephen A. Osborn
                         							  Managing Director

By s/James V. Wittich
  ---------------------------
  James V. Wittich
  Vice President, Investments

RELIASTAR LIFE INSURANCE COMPANY


By s/James V. Wittich
  ---------------------------
  James V. Wittich
  Authorized Representative

JEFFERSON-PILOT LIFE
 INSURANCE COMPANY


By s/Robert E. Whalen II
  -------------------------
  Robert E. Whalen II
  Vice President

ALEXANDER HAMILTON LIFE
  INSURANCE COMPANY OF
  AMERICA


By s/Robert E. Whalen II
  -------------------------
  Robert E. Whalen II
  Vice President